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                                                                    EXHIBIT 23.3

                               CONSENT TO BE NAMED AS A
                                   FUTURE DIRECTOR



Pursuant to Rule 438 promulgated pursuant to the Securities Act of 1933, as amended, the undersigned hereby consents to be named in a Registration Statement on Form S-4 to be filed by HA-LO Industries, Inc. as a person who will be a director of HA-LO Industries,Inc. upon consummation of the transactions contemplated by the Agreement and Plan of Merger and Amalgamation included as Appendix A to the Proxy Statement/Prospectus included in Part I of such Registration Statement on Form S-4.





                                       /s/ Seymour N. Okner
                                       -----------------------------------
                                       Seymour N. Okner

August 19, 1996